UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2013

MILLS MUSIC TRUST

(Exact name of registrant as specified in its charter)

New York	000-02123	13-6183792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C/O HSBC Bank USA, N.A. Corporate Trust Issuer Services, 452 Fifth Avenue, New York, New York 10018-2706	10018-2076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 525-1349

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed on Mills Music Trust’s (the “Trust”) Quarterly Report on Form 10-Q for the period ended March 31, 2013, the Trust received a letter, dated April 24, 2013, from the law firm Taylor & McNew LLP stating that it is acting on behalf of certain Unit Holders holding Trust Units that collectively beneficially own 15.1% of the total outstanding Trust Units. The letter requested that HSBC Bank USA, N.A., the Corporate Trustee (the “Corporate Trustee”), call a meeting of the Unit Holders to nominate and appoint successor individual trustees, but did not name any proposed nominees.

The Trust’s governing document, the Declaration of Trust, dated December 3, 1964, as amended (the “Declaration of Trust”) requires that a meeting be called by the trustees after receiving a written request to call a meeting from at least 15% in interest of the Trust Certificate holders.

In response to the letter referred to above, the Corporate Trustee intends to call a meeting of Unit Holders as soon as is practicable. The Trust will furnish to each Unit Holder and file with the Securities and Exchange Commission an Information Statement on Schedule 14C in advance of the meeting together with written notice of the meeting (the “Information Statement”).

The record date for determining those Unit Holders entitled to vote at the meeting (the “Record Date”) and the date, time and location of the meeting will be fixed by the Corporate Trustee at a later date and disclosed in the Information Statement.

The Declaration of Trust provides for the appointment of up to two successor individual Trustees and the Trust does not currently have any individual Trustees. The Unit Holders requesting the meeting have advised the Corporate Trustee that they currently do not have any nominees they would like to put forth as successor individual trustees. It is anticipated that nominations will be made at the meeting by Unit Holders that are in attendance. The Corporate Trustee makes no recommendation to Unit Holders with regard to the nomination or appointment of successor individual trustees.

Pursuant to the Declaration of Trust, only registered owners of Trust Certificates as shown by the registration books maintained by the Corporate Trustee as of the Record Date are entitled to notice of and to vote at the meeting. The names of registered owners will be verified against the Corporate Trustee’s list of registered owners contained in its registration books prior to their being admitted to the meeting.

Registered owners will only be entitled to vote at the meeting by attending the meeting either in person or by a duly authorized representative. Registered owners or their representatives should be prepared to present a form of government-issued photo identification for admission to the meeting. Any such representatives will be required to provide evidence of their authority to act on behalf of the registered owners they represent, as specified in the Information Statement.

Unit Holders that hold Trust Unit in “street name” through a bank, broker, trustee, or other nominee on the Record Date will not be admitted to the meeting or entitled to vote. The Corporate Trustee plans to fix the close of business on or about July 31, 2013 as the Record Date. Unit Holders that are beneficial holders (i.e. not registered owners) and wish to vote at the meeting should consult with their broker or other nominee and take such actions as are necessary to ensure that they become registered owners on or before the Record Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 1, 2013		MILLS MUSIC TRUST
(Registrant)

	By:	/s/ Elena Zheng
Elena Zheng
Trust Officer of the Corporate Trustee
HSBC Bank USA, N.A.

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